Exhibit 23.1



Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-94096) of our report, dated February 6, 2004 on the consolidated financial statements of Main Street Trust, appearing in the Annual Report on Form 10-K for the year ended December 31, 2003.


/s/ McGladrey & Pullen, LLP
---------------------------

Champaign, Illinois
March 12, 2004



McGladrey & Pullen, LLP is a member firm of RSM International - an affiliation of separate and independent legal entities.




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